UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2022

AutoWeb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6410 Oak Canyon, Suite 250 Irvine, California 92618-5214
(Address of principal executive offices) (Zip Code)

(949) 225-4500
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered*
Common Stock, par value $0.001 per share	AUTO	The Nasdaq Capital Market
*             On August 31, 2022, Nasdaq Stock Market LLC filed a Form 25 to delist the shares of Common Stock from The Nasdaq Capital Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) filed by AutoWeb, Inc., a Delaware corporation (the “Company”) on July 25, 2022,  the Company entered into an Agreement and Plan of Merger, dated as of July 24, 2022 (the “Merger Agreement”), with Unity AC 1, LLC, a Delaware limited liability company (“Parent”), and Unity AC 2, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, on August 3, 2022, Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares (the “Shares”) of common stock, par value $0.001 per share (“Company Common Stock”), of the Company (other than Shares owned by the Company and its wholly-owned subsidiaries and Parent and its wholly-owned subsidiaries (the “Excluded Shares”)) at a price of $0.39 per share in cash without interest and subject to the withholding of taxes (the “Offer Price”).

The Offer expired at one minute after 11:59 p.m., New York City time, on August 30, 2022 (such time and date, the “Expiration Time”). Computershare Trust Company, N.A., in its capacity as depositary for the Offer, advised Purchaser that, as of the Expiration Time, 9,397,038 Shares were validly tendered and not validly withdrawn pursuant to the Offer, which represented approximately 66.9% of all Shares outstanding as of the Expiration Time. All of the conditions to the Offer were satisfied or waived, and on August 31, 2022, Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn.

Following Purchaser’s acceptance for payment of the Shares tendered pursuant to the Offer, on August 31, 2022, Purchaser merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. The Merger was governed by Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and was effected without a vote of the Company’s stockholders. At the effective time of the Merger (the “Effective Time”), each Share outstanding immediately prior to the Effective Time (other than the Excluded Shares  and Shares as to which the holder thereof has properly exercised appraisal rights under Section 262 of the DGCL) were converted into the right to receive an amount in cash per Share equal to the Offer Price without interest and subject to the withholding of taxes, payable to the holder thereof upon surrender of the certificate formerly representing, or book-entry transfer of, such Share.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 25, 2022 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On August 31, 2022 and in connection with the consummation of the Offer and the Merger, the Company prepaid in full all of its outstanding obligations in respect of principal, interest, expenses, fees and other charges under the Loan, Security and Guarantee Agreement, dated as of March 26, 2020 (as amended from time to time, the “Loan Agreement”), by and among the Company, the guarantors party thereto, the financial institutions party thereto as lenders and CIT Northbridge Credit LLC, as agent for such lenders. The aggregate payoff amount was approximately $5.39 million (the “Payoff Amount”) and, upon payment of the Payoff Amount, the obligations of the Company and its subsidiaries to the lenders thereunder were satisfied in full, the Loan Agreement and all related loan documents were terminated and all liens and security interests granted thereunder were released and terminated.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, on August 31, 2022, Purchaser irrevocably accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Time. On August 31, 2022, the Merger was effected pursuant to Section 251(h) of the DGCL without a vote of the Company’s stockholders, with the Company continuing as the surviving corporation in the Merger. Upon the consummation of the Merger, the Company became a wholly-owned subsidiary of Parent.

The aggregate consideration paid by Purchaser in the Offer and Merger to purchase all outstanding Shares (other than Excluded Shares and Shares as to which the holder thereof has properly exercised appraisal rights under Section 262 of the DGCL), was approximately $5.48 million. Affiliates of Parent provided Purchaser with the necessary funds to fund the Offer and the Merger from their cash on hand.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.04 Triggering Events That Accelerate of Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The consummation of the Offer resulted in a change of control of the Company under the Loan Agreement, which constituted an event of default under the Loan Agreement.  The information contained in the Introductory Note of this Current Report on Form 8-K and Item 1.02 is incorporated by reference into this Item 2.04.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, (a) the Company notified The Nasdaq Stock Market (“Nasdaq”) of the consummation of the Merger and (b) Nasdaq (i) halted trading in the Shares following market close in the afternoon of August 31, 2022 and thereafter suspended trading of the Shares on Nasdaq and (ii) filed with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended and the Shares be deregistered under Section 12(g) of the Exchange Act, at the time such filing is permitted under SEC rules.

Item 3.03 Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 1.02, 2.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant

As a result of the Offer and the Merger, a change in control of the Company occurred. Upon the Effective Time, the Company became a wholly owned subsidiary of Parent. The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon completion of the Merger on August 31, 2022, Payam Zamani and Armita Rostamian became the members of the Company’s board of directors. Accordingly, each of Michael J. Fuchs, Matias de Tezanos, Mark N. Kaplan, Jared R. Rowe, Janet M. Thompson and Jose Vargas ceased serving as members of the Company’s board of directors at the Effective Time. These departures were solely in connection with the Merger and not a result of any disagreement with the Company, its management or its board of directors.

Immediately following the Effective Time, Jared R. Rowe ceased serving as President and Chief Executive Officer of the Company. Immediately following the Effective Time, Payam Zamani was appointed as President and Chief Executive Officer of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s Seventh Amended and Restated Certificate of Incorporation was amended and restated in its entirety as set forth on Exhibit A to the Merger Agreement (the “Eighth Amended and Restated Certificate of Incorporation”) and the Company’s Seventh Amended and Restated Bylaws were amended and restated to read in their entirety as set forth on Exhibit B to the Merger Agreement (the “Eighth Amended and Restated Bylaws”).

Copies of the Eighth Amended and Restated Certificate of Incorporation and the Eighth Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference into this Item 5.03.

Item 8.01 Other Events

Effective September 6, 2022, the Company’s board of directors designated the Company’s office in Irvine, California located at 6410 Oak Canyon, Suite 250, Irvine, California 92618 as the Company’s principal office for the transaction of business of the Company pursuant to Article I of the Company’s bylaws and as the Company’s principal executive office.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of July 24, 2022, by and among Parent, Purchaser and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 25, 2022)

3.1	Eighth Amended and Restated Certificate of Incorporation of the Company
3.2	Eighth Amended and Restated Bylaws of the Company
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 7, 2022

AUTOWEB, INC.

By:	/s/ Glenn E. Fuller
Glenn E. Fuller Executive Vice President, Chief Legal Officer and Secretary